                                                                 EXHIBIT 4.7




                              ENROLLMENT FORM FOR
             REPUBLIC GROUP INCORPORATED DIVIDEND REINVESTMENT PLAN

                              THIS IS NOT A PROXY

         Signing this Authorization Form below and returning it to UMB Bank, n.a. (the Bank) authorizes the Bank to act on your behalf as described in the Plan Prospectus.

TO:      UMB Bank, n.a.
         Securities Transfer Division
         P.O. Box 410064
         Kansas City, Missouri  64141-0064

         As Plan Administrator please enroll my Common Stock account in the Republic Group Incorporated Dividend Reinvestment Plan as indicated below.

Please print name(s)
                         --------------------------------------------------
exactly as shown on
Stock Certificate
                         --------------------------------------------------

                         --------------------------------------------------
Address for Account
                         --------------------------------------------------

                         --------------------------------------------------
                                                                   Zip Code
Signature(s) of
Registered Owner(s)
(ALL OWNERS MUST SIGN
                         --------------------------------------------------
IF SHARES REGISTERED IN
MORE THAN ONE NAME)
                         --------------------------------------------------

TAX IDENTIFICATION NUMBER:
                         --------------------------------------------------


                EXPLANATION OF INVESTMENT OPTIONS UNDER THE PLAN

A. FULL DIVIDEND REINVESTMENT -- Dividends on all Republic common shares enrolled in your account as well as dividends on full and fractional shares credited to your account will be reinvested in additional common shares. Any optional cash payments also will be invested.

B. OPTIONAL CASH PAYMENT ONLY -- Payments received will be invested on the relevant Investment Date as explained in the Prospectus. Payments must be at least $50 and may not exceed a total of $10,000 per quarter (without a prior written waiver by the Company). Dividends on the shares purchased with optional payments will be reinvested to purchase additional common shares.

C. PARTIAL DIVIDEND REINVESTMENT -- Dividends on the number of shares specifically enrolled in your account (but less than all) as well as the dividends on full and fractional shares credited to your account will be reinvested in additional common shares. Dividends on the remaining shares not enrolled in the Plan will be mailed to you. Optional cash payments also will be invested.

         Participation in the Plan is subject to the terms of the Prospectus describing the Plan. You may terminate participation in the Plan by notifying the Plan Administrator, UMB Bank, n.a., in writing.

         Please address inquiries concerning your account to UMB Bank, n.a., P.O. Box 410064, Kansas City, Missouri 64141-0064 or you may call the Bank at
(816) 860-7787.

                        SELECTION OF INVESTMENT OPTIONS

CHECK ONE BOX ONLY

A.    [ ]        FULL DIVIDEND REINVESTMENT -- Please reinvest all dividends for this account. In addition, I may make optional cash payments.

B.    [ ]        OPTIONAL CASH PAYMENT ONLY -- Please invest my enclosed cash payment of at least $50, but continue to send me the cash dividends on shares held by me.

C.    [ ]        PARTIAL DIVIDEND REINVESTMENT - Please reinvest dividends on
                 _________________________________ shares for this account.  In addition, I may make optional cash payments.


         If enclosing cash payment of at least $50 for options A, B, or C above, make check or money order payable to "UMB Bank, n.a." and indicate amount here $__________


         IF A STOCKHOLDER SIGNS AND RETURNS THIS ENROLLMENT FORM WITHOUT ELECTING AN INVESTMENT OPTION, THE STOCKHOLDER WILL BE DEEMED TO HAVE SELECTED OPTION A -- FULL DIVIDEND REINVESTMENT

                          REPUBLIC GROUP INCORPORATED

                           DIVIDEND REINVESTMENT PLAN
                        AUTOMATIC MONTHLY DEDUCTION FORM

Under the Republic Group Incorporated Dividend Reinvestment Plan, you may elect to make Optional Cash Payments monthly by way of automatic electronic funds transfer. This feature is designed to provide you with a convenient method to add to your investment in Republic Group Incorporated common stock on a regular basis. This option allows you to transfer money from your checking account to your Dividend Reinvestment account automatically. You will be responsible for any charges imposed by your bank or other financial institution in connection with the transfer.

INVESTMENT AMOUNT:  $______________ Amount to be invested each month.
   (minimum $50, maximum $10,000 per quarter (or $3,333.33 per month); enter $0 if you wish to terminate your Automatic Monthly Deduction)

Attach a VOIDED check, or complete the bank information below.

                                             (       )
----------------------------------------     ----------------------------------
BANK NAME                                       BANK PHONE NUMBER (including
                                                          Area Code)


----------------------------------------     ----------------------------------
BANK ADDRESS (City & State)                          BANK REPRESENTATIVE


----------------------------------------     ----------------------------------
BANK TRANSIT NUMBER                          BANK ACCOUNT NUMBER

I authorize UMB Bank, n.a., as Plan Administrator of the Republic Group Incorporated Dividend Reinvestment Plan to credit my account by withdrawing the amount specified above from the checking account shown above on the date that is three business days prior to the Investment Date for each month (as defined in the Plan). If this date falls on a weekend or holiday, the withdrawal from my checking account will be made on the next business day. This authorization will remain in effect until it is changed or canceled by written notification

                                                           (     )
------------------------------        -------------        --------------------
AUTHORIZATION SIGNATURE               DATE                 DAYTIME PHONE

                          REPUBLIC GROUP INCORPORATED
                           DIVIDEND REINVESTMENT PLAN
                             SHARE SAFEKEEPING FORM

TO:      UMB Bank, n.a.           (Plan Administrator)
         P.O. Box 410064
         Kansas City, MO  64141-0064

As Plan Administrator, please deposit the following certificates of Republic Group Incorporated Common Stock for safekeeping into my Republic Group Incorporated Dividend Reinvestment Plan account:

Account No.:
                 ---------------------------------------------------

Registration:
                 ---------------------------------------------------


                 ---------------------------------------------------
                 Name(s) as shown on Stock Certificate(s)



============================================================================================================
                                     DESCRIPTION OF SHARES FOR SAFEKEEPING
------------------------------------------------------------------------------------------------------------
           Certificate No.                    Date of Certificate                    No. of Shares
           ---------------                    -------------------                    -------------
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
  TOTAL OF NUMBER OF SHARES BEING DEPOSITED:
------------------------------------------------------------------------------------------------------------

  -----------------------------------------------------------------------------


  -----------------------------------------------------------------------------
                    Signature(s) of registered owner(s)

============================================================================================================

It is suggested that certificate(s) be mailed to the Plan Administrator at the above address by registered, insured mail, but the method of delivery and risk of loss of shares being delivered to the Plan Administrator will be on Plan Participants. Shares deposited with the Plan Administrator may be sold or transferred through the Plan. All dividends on shares deposited into the Plan will be reinvested. It is not necessary to deposit share certificates with the Plan Administrator in order to enroll shares for participation in the Plan. Please see the Prospectus for more information.

                          REPUBLIC GROUP INCORPORATED
                           DIVIDEND REINVESTMENT PLAN

                                 TRANSFER FORM

As explained in the terms and conditions of the Republic Group Incorporated Dividend Reinvestment Plan (the "Plan") I would like to transfer shares held in my account.

Shares may be transferred to individuals, trusts, other organizations or under the Uniform Transfers to Minors Act. In all cases, UMB Bank, n.a., as Plan Administrator for the Plan, must be supplied with a complete registration, including name, address, trustee and trust dates (if applicable) and a social security or tax identification number. In the case of multiple transfers, a separate Transfer Form must be completed for each gift. Failure to supply any of the above information will delay the transfer.

Transferred shares will be debited from the unissued shares held in your Plan account. If you do not have enough shares in unissued form you must include a stock certificate(s) with the completed Transfer Form. Any shares remaining from those submitted that are not being transferred will be deposited into your account and held in safekeeping in unissued form. A certificate will be reissued only on request. (Such remaining shares, however, will not be enrolled in the Plan unless you submit an authorization form covering such shares.)

Transferred shares will continue to be held under the Plan, the transferee will automatically be enrolled in the Plan as to the shares transferred, and all dividends on the shares transferred will be reinvested under the terms of the Plan, unless and until such transferee changes or terminates his or her enrollment in accordance with the terms of the Plan. The transferee will receive a statement showing the number of shares transferred to and held in the transferee's account.

Please complete the information requested below and return the Transfer Form to:
                 Republic Group Incorporated Dividend Investment Program
                 c/o UMB Bank, n.a.
                 Securities Transfer Division
                 P.O. Box 410064
                 Kansas City, MO 64141-0064

-------------------------------------------------------------------------------------------------------------------------
PLAN PARTICIPANT INFORMATION

Name:                                                                         Acct. No.:
     ------------------------------------------------------------------------           ---------------------------------

Address:                                            City:                             State:           Zip:
        -------------------------------------------      ----------------------------       ----------     --------------

Social Security Number:
                       --------------------------------------------------------------------------------------------------

Phone Number:                                       Number of Whole Shares Transferred:
             --------------------------------------                                    ----------------------------------

Certificate Number(s) Enclosed:
                               ------------------------------------------------------------------------------------------
(If enclosing certificates, do not endorse.  Certificates should be sent to the address listed above by registered mail.)

TRANSFER REGISTRATION Please print all information requested below.


--------------------------------------------------------------------         --------------------------------------------
First Name                        M.I.             Last Name                 Social Security Number


--------------------------------------------------------------------         --------------------------------------------
Joint Owner First Name            M.I.             Last Name                 Phone Number


-------------------------------------------------------------------------------------------------------------------------
Address                                                     City                     State            Zip


SIGNATURES


By signing this form, I authorize UMB Bank, n.a. as Plan Administrator to debit my account and issue shares in unissued form in the registration listed above. ALL JOINT OWNERS MUST SIGN AND THEIR SIGNATURE(S) MUST BE MEDALLION GUARANTEED.

(X)                                                         (X)
---------------------------------------------------         -------------------------------------------------------------
   PARTICIPANT'S SIGNATURE                 DATE                PARTICIPANT'S SIGNATURE                          DATE

(X)                                                         (X)
---------------------------------------------------         -------------------------------------------------------------
   SIGNATURE/MEDALLION GUARANTEE           DATE                SIGNATURE/MEDALLION GUARANTEE                    DATE